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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)      October 8, 2001



                           RETURN ASSURED INCORPORATED
             (Exact name of registrant as specified in its charter)



           DELAWARE                                         13-3896069
 (State or other jurisdiction                              (IRS Employer
of incorporation or organization)                       Identification No.)



1901 AVENUE OF THE STARS, SUITE 1710, LOS ANGELES, CALIFORNIA     90067
          (Address of principal executive offices)             (Zip Code)



                                 (604) 761-6046
              (Registrant's Telephone Number, Including Area Code)



--------------------------------------------------------------------------------
         (Former Name or Former Address, If Changed since Last Report.)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Return Assured Incorporated ("Return Assured" or the Company") has disposed of certain of its wholly-owned subsidiaries effective October 8, 2001. This action was the result of the settlement ("Settlement") of a lawsuit brought by Eli Hertz ("Hertz") against the Company under which Hertz claimed payment due under a note in the amount of $290,000. In accordance with the terms of the Settlement, upon the default by the Company on the note, all issued and outstanding shares of the common stock of Hergo Technology, Inc. ("Hergo Shares") would be transferred to Hertz. The Company defaulted on the note on or about October 8, 2001 and the Hergo Shares were thereupon transferred to Hertz. As a result of this action, the Company has disposed of Hergo Technology, Inc. and its wholly-owned subsidiary, Remote I-T.com, Inc. In addition, the Company is in the process of disposing of its wholly owned computer subsidiary, Hertz Computer Corporation,


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Pro Forma Financial Information - The pro forma financial information required to be filed under Item 7 of Form 8-K shall be filed within 60 days of the date this Current Report on Form 8-K is required to be filed.



Exhibits

      10.1 Stipulation of Settlement by and between Eli Hertz and Return Assured Incorporated dated as of July 2, 2001.

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      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        RETURN ASSURED INCORPORATED



Date: December 4, 2001                  By: /s/ MATTHEW SEBAL
                                            ------------------------------------
                                            Matthew Sebal
                                            President & Chairman
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                                  EXHIBIT INDEX


      10.1 Stipulation of Settlement by and between Eli Hertz and Return Assured Incorporated dated as of July 2, 2001.